EXHIBIT 5.1

                               Form of Opinion
                               ---------------

                                                            _____________, 1997



Worldwide Wireless, Inc.
P.O. Box 470
Ascutney, VT  05030

      Re:   Opinion Regarding Legality of Securities to be Issued
            -----------------------------------------------------

Ladies and Gentlemen:

      We are counsel to Worldwide Wireless, Inc., a Delaware corporation (the "Company") and are providing this opinion in connection with the registration by the Company of 1,250,000 units, each consisting of one share of common stock, par value $.01 per share (the "Shares"), and one Redeemable Common Stock Purchase Warrant, on a Registration Statement on Form SB-2, Registration Number ____.

      We have examined the Company's Registration Statement on Form SB-2 (Registration No. __________). We also have examined the Articles of Incorporation of the Company, the Bylaws of the Company, and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are, or in the case of the Option and Warrant Shares, upon exercise of the respective Options and Warrants and upon payment therefore, will be, legally and validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Registration Statement, and in the Prospectus constituting a part thereof, as the counsel who will pass on the validity of the Shares. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission thereunder.

      In rendering this opinion, we advise you that members of this firm are members of the Bar of the State of Vermont, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein, and the general corporation laws of the State of Delaware.



                                       GRAVEL AND SHEA